As filed with the Securities and Exchange Commission on July 1, 2002
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                            NANOMETRICS INCORPORATED
             (Exact name of Registrant as specified in its charter)

                             ----------------------

           CALIFORNIA                                      94-2276314
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                               1550 Buckeye Drive
                           Milpitas, California 95035
                                 (408) 435-9600

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            NANOMETRICS INCORPORATED
                         2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the Plan)

                             ----------------------

                                 John D. Heaton
                             Chief Executive Officer
                            Nanometrics Incorporated
                               1550 Buckeye Drive
                           Milpitas, California 95035
                                 (408) 435-9600

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:

                                 Aaron J. Alter
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                             ----------------------

====================================================================================================================================
                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                          Proposed
                                                                           Maximum               Proposed
                                                   Amount                 Offering                Maximum
  Title of Each Class of Securities to             to be                    Price                Aggregate            Amount of
             be Registered                       Registered               Per Share           Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value
        To be issued under the
        Nanometrics Incorporated
        2000 Employee Stock
        Option Plan                           1,200,000 shares            $ 13.815               $16,578,000           $1,526
====================================================================================================================================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon $13.815, which represents the average of the high and low price of the Common Stock of Nanometrics Incorporated as reported on the Nasdaq National Market on June 24, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Information Incorporated by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The annual report of Registrant on Form 10-K for the fiscal year ended December 31, 2001 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on March 21, 2002;

         (b) The quarterly report of Registrant on Form 10-Q for the fiscal quarter ended March 31, 2002 filed pursuant to Section 13 of the Exchange Act on May 7, 2002;

         (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed pursuant to
               Section 12 of the Exchange Act on April 29, 1985; and

         (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

Item 4.       Description of Securities.

         Not applicable.

Item 5.       Interests of Named Experts and Counsel.

         Not applicable.

Item 6.       Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article V of the Company's Amended and Restated Articles of Incorporation and Article VI of the Company's Amended and Restated Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Company has entered into indemnification agreements with its officers and directors.

Item 7.       Exemption from Registration Claimed.

         Not applicable.

Item 8.       Exhibits.

         The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this registration statement. (See Exhibit Index below).

Item 9.       Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milpitas, State of California on July 1, 2002.

                                    NANOMETRICS INCORPORATED


                                    By:  /s/ John D. Heaton
                                       -----------------------------------------
                                         John D. Heaton
                                         Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John D. Heaton and Paul B. Nolan and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his and her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                       TITLE                            DATE
-------------------------------------------------      ---------------------------------------    -------------

/s/ Vincent J. Coates                                  Chairman of the Board of Directors
-------------------------------------------------      and Secretary                               July 1, 2002
Vincent J. Coates

                                                       Chief Financial Officer and Vice
/s/ Paul B. Nolan                                      President (Principal Accounting
-------------------------------------------------      and Financial Officer)                      July 1, 2002
Paul B. Nolan

/s/ Nathaniel Brenner
-------------------------------------------------
Nathaniel Brenner                                      Director                                    July 1, 2002


/s/ Papken S. Der Torossian
-------------------------------------------------
Papken S. Der Torossian                                Director                                    July 1, 2002



/s/ John D. Heaton                                     President, Chief Executive Officer
-------------------------------------------------      and Director (Principal Executive
John D. Heaton                                         Officer)                                    July 1, 2002


/s/ William G. Oldham
-------------------------------------------------
William G. Oldham                                      Director                                    July 1, 2002


/s/ Edmond R. Ward
-------------------------------------------------
Edmond R. Ward                                         Director                                    july 1, 2002


                                INDEX TO EXHIBITS

     Exhibit Number                                    Exhibit Document                                 Numbered Page
     --------------                                    ----------------                                 -------------
            4.1          Nanometrics Incorporated 2000 Employee Stock Option Plan, as amended May 2002.

            5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as
                         to the legality of securities being registered (Counsel to the Registrant).

           23.1          Independent Auditors' Consent.

           23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
                         (contained in Exhibit 5.1 hereto).

           24.1          Power of Attorney (included on page II-3 of this registration statement)
